UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2005

Metabasis Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50785	33-0753322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9390 Towne Centre Drive, Building 300, San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 587-2770

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 30, 2005, we entered into a securities purchase agreement relating to a private placement in which we issued and sold to certain investors, for an aggregate purchase price of approximately $41.3 million, approximately 7 million shares of our common stock and warrants to purchase up to approximately 2.45 million shares of our common stock at an exercise price of $6.74 per share.

Certain of our existing stockholders, including funds affiliated with MPM Capital, InterWest Partners, Sprout Capital and Maverick Capital, invested in the private placement.  Funds affiliated with such investors are parties to our amended and restated investors’ rights agreement dated October 28, 2003 and/or are holders of existing warrants to purchase shares of our common stock.  Luke B. Evnin, Ph.D. and Arnold L. Oronsky, Ph.D., members of our board of directors, are associated with MPM Capital and InterWest Partners, respectively.

The securities purchase agreement and form of warrant for the private placement are attached as Exhibits 4.12 and 4.13 hereto, respectively, and are incorporated herein by reference. A press release announcing the private placement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 3.02               Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 3.02.  The common stock and warrants to purchase our common stock issued in the private placement were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D, Rule 506 promulgated under the Securities Act, in that the issuance did not involve a public offering.

Each investor in the private placement represented that it was an accredited investor as defined in Regulation D and that it was acquiring the common stock and warrants for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the common stock and warrants issued in the private placement.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

4.12

Securities Purchase Agreement dated September 30, 2005, by and among Metabasis Therapeutics, Inc. and the individuals and entities identified on the signature pages thereto (the “Securities Purchase Agreement”).

4.13	Form of Warrant issued pursuant to the Securities Purchase Agreement.

99.1	Press release of Metabasis Therapeutics, Inc. dated October 3, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABASIS THERAPEUTICS, INC.

	By:	/s/ John W. Beck
John W. Beck Senior Vice President of Finance, Chief Financial Officer and Treasurer

Date: October 5, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

4.12

Securities Purchase Agreement dated September 30, 2005, by and among Metabasis Therapeutics, Inc. and the individuals and entities identified on the signature pages thereto (the “Securities Purchase Agreement”).

4.13	Form of Warrant issued pursuant to the Securities Purchase Agreement.

99.1	Press release of Metabasis Therapeutics, Inc. dated October 3, 2005.